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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cumulus Media Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-68487 and No. 333-58969) and Form S-3 (No. 333-94323) of Cumulus
Media Inc. of our report dated March 14, 2001, relating to the consolidated balance sheet of Cumulus Media Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and the related schedule, which report appears in the December 31, 2000, Annual Report on Form 10-K of Cumulus Media Inc.

                                  /s/ KPMG LLP


Chicago, Illinois
March 30, 2001